Exhibit 99.1

AVEANNA HEALTHCARE HOLDINGS ANNOUNCES

AGREEMENT TO ACQUIRE FAMILY FIRST HOMECARE

Atlanta, Georgia (March 12, 2026) – Aveanna Healthcare Holdings Inc. (NASDAQ: AVAH), a leading, diversified home care platform focused on providing care to medically complex, high-cost patient populations, today announced that it has entered into an agreement to acquire Family First Holding, LLC ("Family First Homecare").

Family First Homecare is a scaled, multi-state provider of pediatric home care that primarily provides skilled Private Duty Nursing services with 27 locations in seven states including Florida, Illinois, Iowa, Pennsylvania, South Dakota, Texas, and North Carolina, where it is currently launching operations. The acquisition of Family First Homecare expands Aveanna’s specialized care model across an enhanced geographic footprint.

“I am excited to welcome the entire Family First Homecare team to Aveanna,” said Jeff Shaner, Chief Executive Officer of Aveanna. “Like Aveanna, the Family First Homecare team is committed to delivering high-quality and patient-centered clinical care that produces exceptional outcomes for patients and families. Family First Homecare is a tremendous cultural fit for us and reinforces our strategic mission to deliver high quality care while bringing unprecedented value and clinical innovation to our payors and stakeholders.”

Family First Homecare was founded in 2012 and received a strategic minority investment from Trivest Partners, a leading growth investment firm, in 2021. “The announcement today marks a milestone in Family First Homecare’s commitment to providing exceptional skilled in-home care to medically fragile children. The integration with Aveanna represents an exciting opportunity for our patients who depend on the critical care we deliver each day,” said Carson Barnes, Chief Executive Officer of Family First Homecare. “We believe Aveanna is an ideal partner for Family First Homecare given our shared vision for delivering the exceptional care to patients and innovative and cost-effective solutions to its payors. We are confident that this transaction will deliver compelling benefits for patients and families going forward.”

Aveanna intends to fund the Family First Homecare acquisition with a combination of cash on hand and existing short-term credit facility borrowing. The transaction is expected to close in the second fiscal quarter of 2026, subject to customary closing conditions.

Edge Healthcare Partners served as financial advisor to Aveanna, and Bass, Berry & Sims provided legal counsel. Baird and J.P. Morgan Securities, LLC served as financial advisors to Family First Homecare while Greenberg Traurig, LLP served as Family First Homecare’s legal advisor.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements (other than statements of historical facts) in this press release regarding our prospects, plans, financial position, business strategy and expected financial and operational results may constitute forward-looking statements. Forward-looking statements generally can be identified by the use of terminology such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “should,” “would,” “predict,” “project,” “potential,” “continue,” “could,” “design,” “guidance,” or the negatives of these terms or variations of them or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, an inability to achieve the anticipated strategic and operational goals and objectives with respect to the proposed transaction, the possibility that various closing conditions for the proposed transaction may not be satisfied, delays with respect to the expected timing of the completion of the proposed transaction, and other risks set forth under the heading “Risk Factors” in Aveanna’s Annual Report on Form 10-K for its 2024 fiscal year filed with the Securities and Exchange Commission on March 13, 2025, which is available at www.sec.gov. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may prove to be incorrect or imprecise. Accordingly, forward-looking statements included in this press release do not purport to be predictions of future events or circumstances, and actual results may differ materially from those expressed by forward-looking statements. All forward-looking statements speak only as of the date made, and Aveanna undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Aveanna Healthcare

Aveanna Healthcare is headquartered in Atlanta, Georgia and has locations in 38 states providing a broad range of pediatric and adult healthcare services including nursing, rehabilitation services, occupational nursing in schools, therapy services, day treatment centers for medically fragile and chronically ill children and adults, home health and hospice services, as well as delivery of enteral nutrition and other products to patients. The Company also provides case management services in order to assist families and patients by coordinating the provision of services between insurers or other payers, physicians, hospitals, and other healthcare providers. In addition, the Company provides respite healthcare services, which are temporary care provider services provided in relief of the patient’s normal caregiver. The Company’s services are designed to provide a high quality, lower cost alternative to prolonged hospitalization. For more information, please visit www.aveanna.com.